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                                 EXHIBIT 23.6


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                     [LETTERHEAD OF COLUMBIA ENGINEERING]



April 21, 1999

Securities and Exchange Commission
459 Fifth Street
Washington, D.C. 70549



Gentlemen:

I hereby consent to the use of my engineering report in an amended SB-2 being filed by Tengasco, Inc. and to the reference of me or my firm under the captions "Experts"



Sincerely,


/s/ David F. Yard, P.E.
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David F. Yard, P.E.
Columbia Engineering